UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2012

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On May 31, 2012, iStar Financial Inc. held its 2012 Annual Meeting of Shareholders in New York, New York for the purpose of: (i) electing seven directors to its board of directors, (ii) ratifying the appointment of PricewaterhouseCoopers LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2012 and (iii) approving, on an advisory basis, the compensation of its named executive officers and other named officers.  The final voting results for each of the proposals submitted to a vote of shareholders at the annual meeting are set forth below.

Proposal 1.  Election of Directors:  At the annual meeting, seven directors were elected for terms expiring in 2013.  For each nominee, the numbers of votes cast for, votes withheld and broker non-votes were as follows:

Name of Nominees	For	Withheld	Broker Non-Votes

Jay Sugarman	52,110,909	1,437,349	22,767,580

Robert W. Holman, Jr.	43,853,046	9,695,212	22,767,580

Robin Josephs	43,823,561	9,724,697	22,767,580

John G. McDonald	44,724,606	8,823,652	22,767,580

George R. Puskar	52,267,963	1,280,295	22,767,580

Dale Ann Reiss	52,277,152	1,271,106	22,767,580

Barry W. Ridings	47,965,151	5,583,107	22,767,580

Proposal 2.  Ratification of Independent Registered Public Accounting Firm:  At the annual meeting, the shareholders ratified the selection of PricewaterhouseCoopers LLP as iStar Financial Inc.’s independent registered public accounting firm for the year ending December 31, 2012.  The number of votes cast for and against the ratification of the selection of independent registered public accounting firm and the number of abstentions were as follows:

For	Against	Abstentions

75,843,354	368,036	104,448

Proposal 3.  Shareholder Advisory (Non-Binding) Vote on Executive Compensation:  Votes on a proposal to approve, on an advisory basis, the compensation of iStar Financial Inc.’s named executive officers and other named officers were as follows:

For	Against	Abstentions	Broker Non-Votes

36,468,079	16,909,707	170,472	22,767,580

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date: June 6, 2012	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer